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                                                                 Exhibit 10.5

                   AMENDED AND RESTATED SUBSIDIARY GUARANTY

         This AMENDED AND RESTATED SUBSIDIARY GUARANTY is entered into as of July 14, 2000 by THE UNDERSIGNED (together with any future Domestic Subsidiaries executing this Guaranty, being collectively referred to herein as the "Guarantors") in favor of and for the benefit of THE BANK OF NEW YORK, as agent for and representative of (in such capacity herein called "Collateral Agent") the REVOLVING LENDERS (as hereinafter defined), the TERM LENDERS (as hereinafter defined), the REVOLVING AGENT (as hereinafter defined), the TERM AGENT (as hereinafter defined), and the ACKNOWLEDGING INTEREST RATE EXCHANGERS (as hereinafter defined) (as hereinafter defined).

                                    RECITALS

    A. Total Renal Care Holdings, Inc., a Delaware corporation ("Borrower"), has entered into that certain Revolving Credit Agreement dated as of October 24, 1997, with the financial institutions parties thereto, DLJ Capital Funding Inc., as Syndication Agent, First Union National Bank, as Documentation Agent, and The Bank of New York, as administrative agent (said Revolving Credit Agreement, as amended, being the "First Revolving Credit Agreement").

    B. The Borrower has entered into that certain Term Loan Agreement dated as of October 24, 1997, with the financial institutions parties thereto, DLJ Capital Funding Inc., as Syndication Agent, and The Bank of New York, as administrative agent (said Term Loan Agreement, as amended, being the "First Term Loan Agreement").

    C. Pursuant to the First Revolving Credit Agreement and the First Term Loan Agreement, Borrower caused its First-Tier wholly owned Domestic Subsidiaries and certain other Subsidiaries to execute and deliver to the Collateral Agent that certain Subsidiary Guaranty dated as of October 24, 1997 (said Subsidiary Guaranty, as amended to the date hereof, being the "Existing Subsidiary Guaranty") pursuant to which the Subsidiary Guarantors named therein guarantied the obligations of the Borrower under the First Revolving Credit Agreement, the First Term Loan Agreement, and certain other agreements executed by the Borrower.

    D. The First Revolving Credit Agreement was amended and restated by that certain Amended and Restated Revolving Credit Agreement, dated as of April 30, 1998, by and among the Borrower, the lenders parties thereto, DLJ Capital Funding Inc., as Syndication Agent, First Union National Bank, as Documentation Agent, and The Bank of New York, as administrative agent, which agreement was amended by that certain Amendment No. 1 and Consent No. 1, dated as of August 5, 1998, that certain Amendment No. 2, dated as of November 12, 1998, that certain Amendment No. 3 and Waiver, dated as of August 9, 1999, that certain Amendment No. 4 and Waiver, dated as of November 8, 1999, and that certain Amendment No. 5 and Consent, dated as of February 18, 2000 (said Amended and Restated Revolving Credit Agreement, as so amended, being the "Existing Revolving Credit Agreement").

    E. The First Term Loan Agreement was amended and restated by that certain Amended and Restated Term Loan Agreement, dated as of April 30, 1998, by and among the Borrower, the lenders parties thereto, DLJ Capital Funding Inc., as Syndication Agent, and The Bank of New York, as administrative agent, which agreement was amended by that certain First

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Amendment to Amended and Restated Term Loan Agreement dated as of August 5,
1998, that certain Limited Waiver and Second Amendment to Amended and Restated Term Loan Agreement dated as of August 9, 1999, and that certain Limited Waiver and Third Amendment to Amended and Restated Term Loan Agreement dated as of November 8, 1999 (said Amended and Restated Term Loan Agreement, as so amended, being the "Existing Term Loan Agreement").

    F. The Borrower, the several lenders from time to time parties thereto (the "Revolving Lenders"), DLJ Capital Funding Inc., as Syndication Agent, First Union National Bank, as Documentation Agent, and The Bank of New York, as Revolving Agent (the "Revolving Agent"), have entered into that certain Second Amended and Restated Revolving Credit Agreement dated as of the date hereof (such agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the "Revolving Credit Agreement"), which amends and restates the Existing Revolving Credit Agreement in its entirety, pursuant to which the Revolving Lenders have made certain commitments, subject to the terms and conditions set forth in the Revolving Credit Agreement, to continue certain credit facilities extended to the Borrower under the Existing Revolving Credit Agreement and to extend certain other credit facilities to the Borrower.

    G. The Borrower, the several lenders from time to time parties thereto (the "Term Lenders"), DLJ Capital Funding Inc., as Syndication Agent, and The Bank of New York, as Term Agent (the "Term Agent"), have entered into that certain Second Amended and Restated Term Loan Agreement dated as of the date hereof (such agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the "Term Loan Agreement"), which amends and restates the Existing Term Loan Agreement in its entirety, pursuant to which the Term Lenders have made certain commitments, subject to the terms and conditions set forth in the Term Loan Agreement, to continue certain credit facilities previously extended to the Borrower under the Existing Term Loan Agreement

    H. The Borrower has heretofore entered into, and it is contemplated that the Borrower may from time to time hereafter enter into, one or more Interest Rate Agreements with one or more persons that are Revolving Lenders or Term Lenders or their respective Affiliates at the time such agreements are entered into (collectively, the "Interest Rate Exchangers") and it is desired that the obligations of the Borrower under such Interest Rate Agreements, including the obligation to make payments in the event of early termination thereunder, be guarantied by this Guaranty; provided that any Interest Rate Exchanger desiring
                             --------
the benefit of such guaranty shall deliver to the Collateral Agent an acknowledgement to the Intercreditor Agreement executed by such Interest Rate Exchanger and the Borrower, pursuant to which such Interest Rate Exchanger agrees to be bound by the terms thereof. Each Interest Rate Exchanger that has executed and delivered to the Collateral Agent an acknowledgement to the Intercreditor Agreement, together with each Interest Rate Exchanger that was a party to the Existing Intercreditor Agreement (as defined in the Intercreditor Agreement) immediately before the effectiveness of the Intercreditor Agreement, is referred to herein as an "Acknowledging Interest Rate Exchanger," and each Interest Rate Agreement with an Acknowledging Interest Rate Exchanger is referred to herein as a "Guarantied Interest Rate Agreement".

    I. A portion of the proceeds of the Revolving Credit Loans and Term Loans were advanced to Guarantors under the First Revolving Credit Agreement, the First Term Loan

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Agreement, the Existing Revolving Credit Agreement, and the Existing Term Loan
Agreement, and thus the Guarantied Obligations (as hereinafter defined) were being incurred for and inured to the benefit of Guarantors (which benefits are hereby acknowledged).

    J. In addition to the Guarantors as of the date hereof, the terms of the Revolving Credit Agreement and the Term Loan Agreement require that each Domestic Subsidiary formed or acquired by the Borrower after the date hereof guaranty the Guarantied Obligations.

    K. Collateral Agent has been appointed as agent for the other Beneficiaries pursuant to the Intercreditor Agreement by the Revolving Agent on behalf of the Revolving Lenders, the Term Agent on behalf of the Term Lenders, and each Acknowledging Interest Rate Exchanger.

    L. Guarantors are willing irrevocably and unconditionally to guaranty such obligations of the Borrower.

    M. It is a condition precedent to the effectiveness of the Revolving Credit Agreement and the Term Loan Agreement that the Subsidiary Guarantors listed on the signature pages hereof shall have executed and delivered this Guaranty to the Collateral Agent.

    NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees for the benefit of the Collateral Agent and the other Beneficiaries as follows:


SECTION I.  DEFINITIONS

     1.1  Certain Defined Terms.  Capitalized terms used herein without
          ---------------------
definition shall have the meanings assigned thereto in the Revolving Credit Agreement and, if not defined in the Revolving Credit Agreement, the Term Loan Agreement, in each case as in effect on the date hereof. In addition, as used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

          "Beneficiaries" means Collateral Agent, Revolving Agent, Term Agent, Letter of Credit Issuer, Revolving Lenders, Term Lenders, and Acknowledging Interest Rate Exchangers.

          "Default" means any "Default" as defined in the Term Loan Agreement or the Revolving Credit Agreement.

          "Event of Default" means (i) any event defined as an Event of Default in either the Term Loan Agreement or the Revolving Credit Agreement,

          provided that any requirement set forth therein for the giving of
          --------
          notice, the lapse of time, or any other condition has been satisfied and (ii) following the payment in full of all obligations under the Revolving Loan Documents and the Term Loan Documents, any breach or violation of any Secured Interest Rate Agreement.

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          "Financing Documents" means the Revolving Loan Documents, the Term
          Loan Documents, the Guarantied Interest Rate Agreements, and all other documents and agreements executed and issued in connection with the foregoing.

          "Guarantied Obligations" has the meaning assigned to that term in subsection 2.1.

          "Guaranty" means this Amended and Restated Subsidiary Guaranty dated as of July 14, 2000, as it may be amended, supplemented or otherwise modified from time to time.

          "payment in full", "paid in full" or any similar term means payment in full of the Guarantied Obligations, including without limitation all principal, interest, costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) of Beneficiaries as required under the Financing Documents.

          "Revolving Loan Documents" means the Loan Documents, as such term is defined in the Revolving Credit Agreement.

          "Term Loan Documents" means the Loan Documents, as such term is defined in the Term Loan Agreement.

     1.2  Interpretation.
          --------------

               (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

               (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Revolving Credit Agreement or the Term Loan Agreement, the terms, conditions and provisions of this Guaranty shall prevail.

SECTION 2.  THE GUARANTY

    2.1  Guaranty of the Guarantied Obligations.  Subject to the provisions of
         --------------------------------------
subsection 2.2(a), Guarantors jointly and severally hereby irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes:

               (a) any and all obligations of Borrower in respect of notes, advances, borrowings, loans, debts, letters of credit, bankers' acceptances, interest, fees, costs, expenses (including, without limitation, legal fees and expenses of counsel and allocated costs of internal counsel), indemnities and liabilities of whatsoever nature now or hereafter made, incurred or created, whether now existing or hereafter arising, absolute or contingent, liquidated or unliquidated, whether due or not due,

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

          and however arising under or in connection with the Financing Documents, including those arising under successive borrowing transactions under the Revolving Credit Agreement which shall either continue such obligations of Borrower or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding; and

               (b) those expenses set forth in subsection 2.9 hereof.

    2.2  Limitation on Amount Guarantied; Contribution by Guarantors.  (a)
         -----------------------------------------------------------
Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Borrower or other affiliates of Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 2.2(b).

    (b) Guarantors under this Guaranty together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of
(x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount
                                        ---------- --
paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such

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Contributing Guarantor over the Aggregate Payments of such Contributing
Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty, determined as of such date in accordance with subsection 2.2(a); provided that, solely for
                                                --------
purposes of calculating the "Adjusted Maximum--------Amount" with respect to any Contributing Guarantor for purposes of this subsection 2.2(b), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this subsection 2.2(b) minus (ii) the
                                                         -----
aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this subsection 2.2(b). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this subsection 2.2(b) shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.

    2.3  Payment by Guarantors; Application of Payments.  Subject to the
         ----------------------------------------------
provisions of subsection 2.2(a), Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to Collateral Agent for the benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to Beneficiaries as aforesaid. All such payments shall be applied promptly from time to time by Collateral Agent:

          First, to the payment of the costs and expenses of any collection or
          -----
     other realization under this Guaranty, including reasonable compensation to Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith;

          Second, to the payment of all other Guarantied Obligations in the
          ------
     order described in Section 3 of the Intercreditor Agreement; and

          Third, after payment in full of all Guarantied Obligations, to the
          -----
     payment to Guarantors, or their respective successors or assigns, or to whomsoever may be lawfully

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

     entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

    2.4  Liability of Guarantors Absolute.  Each Guarantor agrees that its
         --------------------------------
obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

          (a) This Guaranty is a guaranty of payment when due and not of collectibility.

          (b) Collateral Agent may enforce this Guaranty upon the occurrence of an Event of Default, notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default.

          (c) The obligations of each Guarantor hereunder are independent of the obligations of Borrower under the Financing Documents and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower under the Financing Documents, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions.

          (d) Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Collateral Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guarantied Obligations.

          (e) Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the applicable Financing Document, the Intercreditor Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Financing Documents.

          (f) This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), and the termination of the Revolving Credit Commitments, the Swing Line Commitment, the Term Loan Commitments and the cancellation or expiration of all Letters of Credit, including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Financing Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of any Financing Document, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of any Financing Document or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Financing Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate or other structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

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

    2.5  Waivers by Guarantors.  Each Guarantor hereby waives, for the benefit
         ---------------------
of Beneficiaries:

          (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor (including any other Guarantor) or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

          (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower from any cause other than payment in full of the Guarantied Obligations;

          (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

          (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith;

          (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder,
     (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

          (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under any Financing Document or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof; and

          (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

    2.6  Certain California Law Waivers.  As used in this subsection 2.6, any
         ------------------------------
reference to "the principal" includes Borrower, and any reference to "the creditor" includes each Beneficiary. In accordance with Section 2856 of the California Civil Code:

          (a) each Guarantor agrees (i) to waive any and all rights of subrogation and reimbursement against Borrower or against any collateral or security granted by Borrower for any of the Guarantied Obligations and (ii) to withhold the exercise of any and all rights of subrogation, reimbursement and contribution against Borrower, against any other guarantor of any of the Guarantied Obligations and against any collateral or security granted by any such other guarantor for any of the Guarantied Obligations until the Guarantied Obligations shall have been paid in full and the Revolving Credit Commitments, the Swing Line Commitment and the Term Loan Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, all as more fully set forth in subsection 2.7;

          (b) each Guarantor waives any and all other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Guarantied Obligations, or to any other guarantor (including any other Guarantor) of any of the Guarantied Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and

          (c) each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Guarantied Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of
     Section 580d of the California Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor (including any other Guarantor) of any of the Guarantied Obligations, has destroyed such Guarantor's rights of contribution against such other guarantor.

No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this subsection 2.6. In accordance with subsection 4.6 below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles. This subsection 2.6 is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guarantied Obligations.

    2.7  Guarantors' Rights of Subrogation, Contribution, Etc.  Each Guarantor
         ----------------------------------------------------
hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been indefeasibly paid in full and the Revolving Credit Commitments, the Swing Line Commitment and the Term Loan Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guarantied Obligations (including without limitation any such right of contribution under California Civil Code Section 2848 or under subsection 2.2(b)). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Collateral Agent on behalf of Beneficiaries and shall forthwith be paid over to Collateral Agent for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

    2.8   Subordination of Other Obligations.  Any indebtedness of Borrower now
          ----------------------------------
or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Borrower to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Collateral Agent on behalf of Beneficiaries and shall forthwith be paid over to Collateral Agent for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Guaranty.

    2.9   Expenses.  Guarantors jointly and severally agree to pay, or cause to
          --------
be paid, on demand, and to save Beneficiaries harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

    2.10  Continuing Guaranty.  This Guaranty is a continuing guaranty and shall
          -------------------
remain in effect until all of the Guarantied Obligations shall have been paid in full and the Revolving Credit Commitments, the Swing Line Commitment and the Term Loan Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right (including without limitation any such right arising under California Civil Code
Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

    2.11  Authority of Guarantors or Borrower.  It is not necessary for any
          -----------------------------------
Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

    2.12  Financial Condition of Borrower.  Any credit may be extended to
          -------------------------------
Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Financing Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

    2.13  Rights Cumulative.  The rights, powers and remedies given to
          -----------------
Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the other Financing Documents or any agreement between any Guarantor and any Beneficiary or Beneficiaries or between Borrower and any Beneficiary or Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

    2.14  Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty.  (a)
          -------------------------------------------------------------
So long as any Guarantied Obligations remain outstanding, no Guarantor shall, without the prior written consent of Collateral Agent and Requisite Obligees (as such term is defined in the Intercreditor Agreement), commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Borrower. The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or by any defense which Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

         (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantors and Beneficiaries that the Guarantied Obligations which are guarantied by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guarantied Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Collateral Agent, or allow the claim of Collateral Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

         (c) In the event that all or any portion of the Guarantied Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

    2.15  Notice of Events.  As soon as any Guarantor obtains knowledge thereof,
          ----------------
such Guarantor shall give Collateral Agent written notice of any condition or event which has resulted in (a) a material adverse change in the financial condition of any Guarantor or Borrower or (b) a breach of or noncompliance with any term, condition or covenant contained herein or in any Financing Document or any other document delivered pursuant hereto or thereto.

    2.16  Set Off.  In addition to any other rights any Beneficiary may have
          -------
under law or in equity, if any amount shall at any time be due and owing by any Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to such Guarantor and any other property of such Guarantor held by any Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.

    2.17  Discharge of Guaranty Upon Sale of Guarantor.  If all of the Stock (or
          --------------------------------------------
equivalent ownership interest) of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in a sale or disposition permitted by Section 8.7 of the Revolving Credit Agreement and Section 8.7 of the Term Loan Agreement or otherwise consented to by Requisite Obligees, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale or disposition; provided that
                                                                   --------
(i) the Person acquiring the Stock (or equivalent ownership interest) of any Guarantor or any of its successors or merging with or consolidating with such Guarantor is not a Subsidiary of the Borrower and (ii) either (a) the net proceeds from such sale are used by the Borrower contemporaneously with the receipt thereof to prepay Term Loans and/or Revolving Credit Loans (and permanently reduce the Revolving Credit Commitments in the amount of any such prepayment of Revolving Credit Loans) to the extent required by the Term Loan Agreement or the Revolving Credit Agreement or (b) at the time of and immediately after such sale, disposition, or merger, no Default or Event of Default shall have occurred and be continuing.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

         In order to induce Beneficiaries to accept this Guaranty and to enter into the Revolving Credit Agreement and the Term Loan Agreement, and to extend credit thereunder, each

Guarantor hereby represents and warrants to Beneficiaries that the following statements are true and correct:

    3.1  Existence.  Such Guarantor is duly organized, validly existing and in
         ---------
good standing under the laws of the state of its incorporation or formation, has the corporate or other power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation or entity and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except in each case where such failure to be so qualified, authorized or licensed, and, in the case of East End Dialysis Center, Inc., Elberton Dialysis Facility, Inc., Carroll County Dialysis Facility, Inc. and RTC Texas Acquisition, Inc., where such failure so to be in good standing under the laws of the jurisdiction of its incorporation or formation (which such failure to be in good standing shall be promptly remedied following the Effective Date), could not reasonably be expected to have a Material Adverse Effect.

    3.2  Power; Authorization; Enforceable Obligations.  Such Guarantor has the
         ---------------------------------------------
corporate or other power, authority and legal right to execute, deliver and perform this Guaranty and all obligations required hereunder and has taken all necessary corporate or other action to authorize its Guaranty hereunder on the terms and conditions hereof and its execution, delivery and performance of this Guaranty and all obligations required hereunder. No consent of any other Person including, without limitation, stockholders (or equivalent owners) and creditors of such Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by such Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of such Guarantor, and this Guaranty constitutes, and each instrument or document required hereunder when executed and delivered by such Guarantor hereunder will constitute, the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

    3.3  No Legal Bar to this Guaranty.  The execution, delivery and performance
         -----------------------------
of this Guaranty and the documents or instruments required hereunder, and the use of the proceeds of the borrowings under the Financing Documents, will not violate any provision of any existing law or regulation binding on such Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on such Guarantor, or the certificate of incorporation or bylaws or other organizational documents of such Guarantor or any securities issued by such Guarantor, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which such Guarantor is a party or by which such Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of such Guarantor and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

SECTION 4.  MISCELLANEOUS

    4.1  Survival of Warranties.  All agreements, representations and warranties
         ----------------------
made herein shall survive the execution and delivery of this Guaranty and the other Financing Documents and any increase in the Commitments under the Revolving Credit Agreement.

    4.2  Notices.  Any communications between Collateral Agent and any Guarantor
         -------
and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its address set forth below (in the case of Collateral Agent) and on the signature pages hereof (in the case of Guarantors) or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand to or upon Collateral Agent or any Guarantor shall not be effective until received.

         The Bank of New York, as Collateral Agent
         One Wall Street
         Agency Function Administration
         18th Floor
         New York, New York 10286
         Attention:             Kalyani Bose
         Telephone:             (212) 635-4693
         Fax:                  (212) 635-6365 or 6366 or 6367

         with a copy to:

         The Bank of New York, as Collateral Agent
         10990 Wilshire Blvd., Suite 1125
         Los Angeles, California 90024
         Attention:             Rebecca K. Levine
                                Vice President
         Telephone:             (310) 996-8659
         Fax:                  (310) 996-8667

    4.3 Severability. In case any provision in or obligation under this Guaranty
        -------------
shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

    4.4  Amendments and Waivers.  No amendment, modification, termination or
         ----------------------
waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Collateral Agent and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

    4.5  Headings.  Section and subsection headings in this Guaranty are
         --------
included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.


    4.6  Applicable Law.  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF
         --------------
GUARANTORS AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

    4.7  Successors and Assigns.  This Guaranty is a continuing guaranty and
         ----------------------
shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of Requisite Obligees. Any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Loan or Letter of Credit Exposure, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

    4.8  Consent to Jurisdiction and Service of Process.  ALL JUDICIAL
         ----------------------------------------------
PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS GUARANTY, EACH GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II)   WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 4.2;

          (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREES THAT BENEFICIARIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 4.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

Each Guarantor further designates and appoints CT Corporation System, and such other Persons as may hereafter be selected by such Guarantor irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by each Guarantor to be effective and binding service in every respect.

    4.9  Waiver of Trial by Jury.  EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE
         -----------------------
BENEFITS HEREOF, EACH BENEFICIARY EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, each Beneficiary,
(i) acknowledges that this waiver is a material inducement for such Guarantor and Beneficiaries to enter into a business relationship, that such Guarantor and Beneficiaries have already relied on this waiver in entering into this Guaranty or accepting the benefits hereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 4.9 AND EXECUTED BY COLLATERAL AGENT AND EACH GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

    4.10  No Other Writing.  This writing is intended by Guarantors and
          ----------------
Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

    4.11  Further Assurances.  At any time or from time to time, upon the
          ------------------
request of Collateral Agent, Guarantors shall execute and deliver such further documents and do such other acts and things as Collateral Agent may reasonably request in order to effect fully the purposes of this Guaranty.

    4.12  Additional Guarantors.  The initial Guarantors hereunder shall be such
          ---------------------
of the Domestic Subsidiaries of Borrower as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Domestic Subsidiaries of Borrower may become parties hereto, as additional Guarantors (each an "Additional Guarantor"), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to Collateral Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Borrower to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

    4.13  Counterparts; Effectiveness.  This Guaranty may be executed in any
          ---------------------------
number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.

    4.14  Collateral Agent as Agent.
          -------------------------

         (a) Collateral Agent has been appointed to act as Collateral Agent hereunder pursuant to the Intercreditor Agreement by the Revolving Agent on behalf of the Revolving Lenders, the Term Agent on behalf of the Term Lenders, and each Interest Rate Exchanger signing an acknowledgement to the Intercreditor Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Intercreditor Agreement.

         (b) The Collateral Agent may resign or be removed and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Resignation by the Collateral Agent pursuant to subsection 6(g) of the Intercreditor Agreement shall also constitute notice of resignation as Collateral Agent under this Agreement; removal of the Collateral Agent pursuant to subsection 6(g) of the Intercreditor Agreement shall also constitute removal as Collateral Agent under this Agreement; and appointment of a successor Collateral Agent pursuant to subsection 6(g) of the Intercreditor Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement. Upon the acceptance of any appointment as Collateral Agent under subsection 6(g) of the Intercreditor Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement.

    4.15  Designation as Designated Senior Indebtedness; Incorporation of
          ---------------------------------------------------------------
          Defaults
          --------

          This Guaranty, the Financing Documents, and all monetary obligations hereunder and thereunder, are hereby expressly designated as `Designated Senior Indebtedness', as that term is defined in the RTC Convertible Subordinated Indenture. The occurrence of any Default or Event of Default constitutes a default under this Guaranty.

          IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.




                               By:
                                   ------------------------------------
                                   Marshal Salomon
                                   Vice President
                                    on behalf of each of the entities listed on
                                    Appendix A annexed hereto
                                    ----------


                               TOTAL RENAL CARE, INC.
                                   on behalf of each of the entities listed on
                                   Appendix B annexed hereto
                                   ----------


                               By:
                                   -------------------------------------
                                   Marshal Salomon
                                   Vice President


                              Notice Address for each of the Subsidiary
                              Guarantors set forth on Appendix A and Appendix B
                                                      ----------     ----------
                              annexed hereto:

                              Total Renal Care Holdings, Inc.
                              21250 Hawthorne Boulevard
                              Suite 800
                              Torrance, California 90503
                              Attention: Marshal Salomon
                              Telephone:  (310) 750-2135
                              Fax:        (310) 792-9281

                              TRC WEST, INC.,

                              By:
                                 ---------------------------------------

                                   Name:
                                        --------------------------------
                                    Title:
                                          ------------------------------

                               Notice Address:
                               21250 Hawthorne Blvd., Suite 800,
                               Torrance, CA  90503
                               Attention:  Richard Whitney
                               Telephone: (310) 750-2135
                               Fax:       (310) 792-9281

IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of ______________, 200_.

                        ________________________________________
                             (Name of Additional Guarantor)

                        By _____________________________________
                        Title __________________________________

                                 APPENDIX A


Carroll County Dialysis Facility, Inc.

Continental Dialysis Centers, Inc.

Continental Dialysis Center of Springfield-Fairfax, Inc.

Dialysis Specialists of Dallas, Inc.

East End Dialysis Center, Inc.

Elberton Dialysis Facility, Inc.

Flamingo Park Kidney Center, Inc.

Lincoln Park Dialysis Services, Inc.

Mason-Dixon Dialysis Facilities, Inc.

Open Access Sonography, Inc.

Peninsula Dialysis Center, Inc.

Renal Diagnostic Laboratories, Inc.

Renal Treatment Centers, Inc.

Renal Treatment Centers - California, Inc.

Renal Treatment Centers - Hawaii, Inc.

Renal Treatment Centers - Illinois, Inc.

Renal Treatment Centers - Management Acquisition, Inc.

Renal Treatment Centers - Mid-Atlantic, Inc.

Renal Treatment Centers - Northeast, Inc.

Renal Treatment Centers - Southeast, Inc.

Renal Treatment Centers - West, Inc.

RTC Holdings, Inc.

RTC Supply, Inc.

RTC - Texas Acquisition, Inc.

RTC TN, Inc.

Total Acute Kidney Care, Inc.

Total Renal Care Acquisition Corp.

Total Renal Care, Inc.

Total Renal Care of Colorado, Inc.

Total Renal Care International, Ltd.

Total Renal Care of Puerto Rico, Inc.

Total Renal Laboratories, Inc.

Total Renal Research, Inc.

Total Renal Support Services, Inc.

TRC of New York, Inc.

Tri-City Dialysis Center, Inc.

                                   APPENDIX B



Beverly Hills Dialysis Partnership

Crescent City Dialysis Partnership

Houston Kidney Center/Total Renal Care Integrated
Service Network Limited Partnership

Kenner Regional Dialysis Partnership

Sunrise Dialysis Partnership

Total Renal Care/Peralta Renal Center Partnership

Total Renal Care/Piedmont Dialysis Partnership

Total Renal Care Texas Limited Partnership

Total Renal Care of Utah, L.L.C.

TRC - Indiana, LLC

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